UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bluegreen Vacations Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 18, 2023, Bluegreen Vacations Holding Corporation (the “Company”) issued the following press release announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced agreement for the Company to be acquired by Hilton Grand Vacations Inc. expired on December 14, 2023.

Bluegreen Vacations Holding Corporation Announces Expiration of the HSR Waiting Period for Proposed Transaction with Hilton Grand Vacations

BOCA RATON, Fla.— December 18, 2023 — Bluegreen Vacations Holding Corporation (NYSE: BVH) (OTCQX: BVHBB) (the “Company”) announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the previously announced agreement for the Company to be acquired by Hilton Grand Vacations Inc. (NYSE:HGV) for $75.00 per share in cash. The waiting period under the HSR Act expired at 11:59 p.m., Eastern Time, on December 14, 2023.

The expiration of the waiting period satisfies one of the closing conditions of the transaction. The completion of the transaction remains subject to the satisfaction of other closing conditions specified in the merger agreement, including approval by the Company’s shareholders. A special meeting of the Company’s shareholders to consider and vote on the merger agreement is scheduled to be held on January 11, 2024.

About Bluegreen Vacations Holding Corporation

Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 73 Club and Club Associate Resorts and access to nearly 11,600 other hotels and resorts through partnerships and exchange networks.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are based on current information and current expectations of management. Forward-looking statements are subject to substantial risks and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the conditions to the closing of the transaction may not be satisfied, risks related to the ability of each party to consummate the transaction, uncertainties as to the timing of the consummation of the transaction, the risk that the transaction may not otherwise be consummated in accordance with the contemplated terms, or at all, potential litigation relating to the transaction, and the risk that the transaction, including the announcement or pendency of the transaction, may disrupt or otherwise adversely impact the Company’s business. Reference is also made to the risks and uncertainties detailed in reports filed by the Company with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov and on the Company’s website at www.bvhcorp.com. The Company cautions that the foregoing factors are not exclusive. The Company does not assume any obligation to update the forward-looking statements, including to reflect events that occur or circumstances that exist after the date hereof, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction and the required approval by the Company’s shareholders, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on December 11, 2023. The proxy statement has been mailed to the shareholders of the Company. The Company may also file with the SEC other documents regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain these documents, free of charge, on the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of these documents on the Company’s website at www.bvhcorp.com in the Investor Relations – Regulatory Filings section thereof.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including their ownership of the Company’s securities, is set forth in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders which was filed with the SEC on November 27, 2023, and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 24, 2023. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction, including interests which may be different than those of the Company’s shareholders generally, is included in the definitive proxy statement regarding the proposed transaction, which was filed with the SEC on December 11, 2023.

Contact Info:

Bluegreen Vacations Investor Relations:

Sharon Stennett

954-399-7193

IR@BVHcorp.com